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                                           EXHIBIT 11.1

                               CENTERSPAN COMMUNICATIONS CORPORATION
                                 STATEMENTS REGARDING COMPUTATION
                                       OF PER SHARE EARNINGS
                         (Dollars in thousands, except net loss per share)
                                            (Unaudited)

                                                      Three Months Ended          Nine Months Ended
                                                         September 30,              September 30,
                                                  -------------------------  -------------------------
                                                      1999          1998          1999        1998
                                                   ---------     ---------     ----------   ---------
Weighted average number of
  common shares outstanding - basic                   5,004         4,385         4,887        4,353

Common stock equivalents
  arising from stock options                              -             -             -            -
                                                   --------      --------      --------     --------
Weighted average number of
  common shares outstanding - diluted                 5,004         4,385         4,887        4,353
                                                   ========      ========      ========     ========
Net loss from continuing operations                $ (1,724)     $   (244)     $ (7,039)    $   (650)
                                                   ========      ========      ========     ========
Net loss from discontinued operations              $      -      $ (3,038)     $ (5,207)    $ (6,702)
                                                   ========      ========      ========     ========
Net loss per share from continuing operations:
  Basic                                            $  (0.34)     $  (0.06)     $  (1.44)    $  (0.15)
                                                   ========      ========      ========     ========
  Diluted                                          $  (0.34)     $  (0.06)     $  (1.44)    $  (0.15)
                                                   ========      ========      ========     ========
Net loss per share from discontinued operations:
  Basic                                            $      -      $  (0.69)     $  (1.07)    $  (1.54)
                                                   ========      ========      ========     ========
  Diluted                                          $      -      $  (0.69)     $  (1.07)    $  (1.54)
                                                   ========      ========      ========     ========